Exhibit 99.1

ASTRA INVESTIGATES POTENTIAL ILLEGAL SHORT SELLING

Company Engages ShareIntel to Assist in Identifying Irregular Trading Behavior

ALAMEDA, California — March 10, 2023 — Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) today announced that it is taking steps to proactively review stockholder ownership of Astra’s Class A common stock in an effort to identify parties to suspicious, aberrant or unusual trading activity and deploy corrective action steps to help curtail any such activity.

As part of its ongoing corporate governance efforts, Astra has engaged ShareIntel-Shareholder Intelligence Services, LLC (“ShareIntel”) to assist with this review and analysis. ShareIntel’s service offerings will provide Astra with access and insight into broker-dealer, clearing firm and stockholder position movement that are designed to help coordinate, monitor and enhance corporate governance, stockholder communication, regulatory compliance and surveillance of trading in Astra’s shares.

“Astra remains committed to protecting our investors and maximizing stockholder value,” said Chris Kemp, Astra Founder, Chairman, and CEO. “Partnering with ShareIntel will allow Astra to track share ownership, monitor any irregular trading behavior, and take appropriate measures, if necessary.”

David Wenger, President and Chief Executive Officer of ShareIntel, stated, “We look forward to helping Astra Space, Inc. identify parties to potential illegal naked short selling and assist to implement action plans to address any such activity.”

About Astra Space, Inc.

Astra’s mission is to improve life on Earth from space® by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch services of any operational launch provider in the world, and one of the industry’s first flight-proven electric propulsion systems for satellites, Astra Spacecraft Engine™. Astra delivered its first commercial launch to low Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

About ShareIntel-Shareholder Intelligence Service, LLC

SIS is a patented compliance driven SAAS retained by public companies to track shareholder ownership, monitor critical broker-dealer and shareholder movement. DRIL-Down™ identifies participants to abusive and illegal short selling providing actionable intelligence. www.shareintel.com

Safe Harbor

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) our failure to meet projected development and delivery targets, including as a result of the decisions of governmental authorities or other third parties not within our control or delays associated with our move-in to our new production facility; (ii) changes in applicable laws or regulations; (iii) the ability of the Astra to meet its financial and strategic goals, due to, among other things, competition; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the effect of the COVID-19 pandemic on Astra and (vii) other risks and uncertainties described discussed from time to time in other reports and other public filings with the Securities and Exchange Commission, including our registration statements and quarterly reports.

Investor Contact:

investors@astra.com

Media Contact:

press@astra.com